                                                             Exhibit 4.5

                             PACIFIC CIRCUITS, INC.

                                WARRANT AGREEMENT

         This WARRANT AGREEMENT is dated as of July 13, 1999 (the "AGREEMENT") and entered into by and among Pacific Circuits, Inc., a Washington corporation (the "COMPANY "), and the purchasers party hereto (each, a "PURCHASER" and collectively, the "PURCHASERS"). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as hereinafter defined).

         WHEREAS, pursuant to a Securities Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT") by and among the Company, the Subsidiary Guarantor identified therein and the Purchasers, the Company proposes to issue to the Purchasers certain Warrants, as hereinafter described (the "WARRANTS"), to purchase an aggregate of 2,019 shares (subject to adjustment) of the common stock, no par value per share (together with all other classes of common stock of the Company, the "COMMON STOCK"), of the Company (the shares of Common Stock and other securities issuable upon exercise of the Warrants being referred to herein as the "WARRANT SHARES");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. WARRANT CERTIFICATES. The Company will issue and deliver a certificate or certificates evidencing the Warrants (the "WARRANT CERTIFICATES") pursuant to the terms of the Purchase Agreement. Each Warrant Certificate shall be substantially in the form set forth as Exhibit A attached hereto. The Warrant Certificates shall be dated the date of issuance by the Company.

         SECTION 2. EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or a Vice President. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President, and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or Vice President, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office.

         SECTION 3. REGISTRATION. The Company shall number and register the Warrant Certificates in a register (the "WARRANT REGISTER") as they are issued. The Company may deem and treat the registered holder(s) from time to time of the Warrant Certificates (the "HOLDERS") as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone) for all purposes and shall not be affected by any notice to

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the contrary. The Warrants shall be registered initially in such name or names as the Purchasers shall designate.

         SECTION 4. RESTRICTIONS ON TRANSFER: REGISTRATION OF TRANSFERS AND EXCHANGES. Prior to any proposed transfer of the Warrants, unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), the transferring Holder will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Warrants may be sold or otherwise transferred without registration under the Act; PROVIDED, HOWEVER, that with respect to transfers by Holders to their Affiliates, no such opinion shall be required. A transfer made by a Holder which is a state-sponsored employee benefit plan to a successor trust or fiduciary pursuant to a statutory reconstitution shall be expressly permitted and no opinions of counsel shall be required in connection therewith. Upon original issuance thereof, and until such time as the same shall have been registered under the Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), each Warrant Certificate shall bear the legends included on the first page of Exhibit A, unless in the opinion of such counsel, the legend regarding securities law transfer restrictions (described in the Purchase Agreement) is no longer required by the Act.

         Subject to the conditions to transfer contained in the Purchase Agreement and the transfer restrictions set forth in this Section 4 and in
Section 15 hereof, the Company shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee Holder(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

         SECTION 5. WARRANTS: EXERCISE OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on the date hereof and continuing until the tenth anniversary of the date of this Agreement, to receive from the Company the number of fully paid and nonassessable Warrant Shares (and such other consideration) which the Holder may at the time be entitled to receive upon exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares. No adjustments as to dividends will be made upon exercise of the Warrants, except as otherwise expressly provided herein.

         The price at which each Warrant shall be exercisable (the "EXERCISE PRICE") shall initially be $0.01 per share, subject to adjustment pursuant to the terms hereof.

         A Warrant may be exercised by surrender to the Company at its office designated for such purpose (as provided for in Section 13 hereof) of the Warrant Certificate or Certificates to be exercised, with the form of election to purchase attached thereto duly filled in and signed, and by payment to the Company of the Exercise Price for the number of Warrant Shares in respect of


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which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made by one of the following methods or any combination thereof: (a) by delivering to the Company the aggregate Exercise Price in cash or by certified or official bank check payable to the order of the Company, (b) if the Holder or one of its Affiliates is also a Holder of a Note, by instructing the Company, in the notice of exercise submitted to the Company, to apply the payment of the aggregate Exercise Price against the outstanding principal balance of the Note held by such Holder or its Affiliate ("OFFSET EXERCISE"), or (c) by deducting from the number of Warrant Shares to be received by the exercising Holder that number of Warrant Shares which has an aggregate Specified Value (as hereinafter defined) on the date of exercise equal to the aggregate Exercise Price for all Warrant Shares as to which the Warrant is then being exercised ("NET EXERCISE").

         Subject to the provisions of Section 6 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price, the Company shall issue and cause to be delivered, as promptly as practicable, to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with cash for any fractional Warrant Share as provided in Section 11 hereof. The certificate or certificates for such Warrant Shares shall be deemed to have been issued, and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares, as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares. Upon issuance by the Company of such Warrant Shares, the Holder thereof shall become party to that certain Amended and Restated Shareholder's Agreement of even date herewith between the Company, Circuit Holdings, LLC, Lewis 0. Coley III, and those purchasers described therein.

         Each Warrant shall be exercisable, at the election of the Holder thereof, in full and not in part; PROVIDED THAT, contemporaneously with any exercise by such Holder, all Affiliates of such Holder elect to exercise all of the Warrants then held by such Affiliates.

         All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

         SECTION 6. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes and other governmental charges (excluding all Federal, state or foreign income, franchise, intangibles, property, estate, inheritance, gift or similar taxes) imposed in connection with the issuance or delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such

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issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

         SECTION 7. MUTILATED OR MISSING WARRANT CERTIFICATES. If a mutilated Warrant Certificate is surrendered to the Company, or if the Holder of a Warrant Certificate claims and submits an affidavit or other evidence satisfactory to the Company to the effect that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Warrant Certificate. If required by the Company such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a Warrant Certificate is replaced. If any Purchaser or any other institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Warrant Certificate, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Warrant Certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant Certificate other than the unsecured written agreement of such owner to indemnify the Company or, at the option of such Purchaser or other institutional Holder, an indemnity bond in the amount of the Specified Value (as defined in Section 9(f) hereof) of the Warrant Shares for which such Warrant Certificate was exercisable.

         SECTION 8. RESERVATION OF WARRANT SHARES. The Company shall at all times reserve and keep available, free from preemptive rights (except as otherwise provided herein), out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

         The Company or, if appointed, the transfer agent for the Common Stock and each transfer agent for any shares of the Company's Capital Stock issuable upon the exercise of any of the Warrants (collectively, the "TRANSFER AGENT") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with any such Transfer Agent. The Company will supply any such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available all other consideration that may be deliverable to the Holders upon exercise of the Warrants. The Company will furnish any such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 12 hereof.

         Before taking any action which would cause an adjustment pursuant to
Section 9 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

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         The Company covenants that all Warrant Shares and other Capital Stock issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights (except as may be granted by this Agreement) and free, subject to Section 6 hereof, from all taxes, liens, charges and security interests with respect to the issue thereof.

         SECTION 9. ADJUSTMENT OF EXERCISE PRICE AND WARRANT NUMBER. The number of shares of Common Stock issuable upon the exercise of each Warrant (the "WARRANT NUMBER") is initially one, and the initial number of Warrant Shares is 2,019. The Warrant Number is subject to adjustment from time to time upon each occurrence of an event described in, or as otherwise provided in, this Section 9.

         (a)      ADJUSTMENT FOR CHANGE IN CAPITAL STOCK

         If the Company hereafter:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on Common Stock in shares of its Capital Stock other than Common Stock; or

                  (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than reclassifications arising solely as a result of a change in the par value or no par value of the Common Stock);

then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of Capital Stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         The adjustment shall be determined as of the record date in the case of a dividend or distribution and upon the effective date in the case of a subdivision, combination or reclassification and shall be effective simultaneously with the consummation of any such action.

         Such adjustment shall be made successively whenever any event listed above shall occur. If the occurrence of any event listed above results in an adjustment under subsection (b) below or

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a distribution under Section 10 hereof, no further adjustment shall be made under this subsection (a).

         The Company shall not issue shares of Common Stock as a dividend or distribution on any class of Capital Stock other than Common Stock unless the Holders also receive such dividend or distribution on a ratable basis or the appropriate adjustment to the Warrant Number is made under this Section 9.

         (b)      ADJUSTMENT FOR RIGHTS ISSUE

         If the Company hereafter distributes (without receipt of consideration therefor) any rights, options or warrants (whether or not immediately exercisable) to all holders of any class of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Specified Value (as defined in subsection 9(f) hereof) per share on the record date relating to such distribution, the Warrant Number shall be adjusted in accordance with the formula:

                          W' =  W x    O + N
                                      -------
                                       O + N x P
                                           -----
                                              M

 where:

         W'  =    the adjusted Warrant Number.

         W   =    the Warrant Number immediately prior to the record date for any such distribution.

         0   =    the number of shares of Common Stock outstanding on the
                  record date for any such distribution.

         N   =    the number of additional shares of Common Stock issuable upon exercise of such rights, options or warrants.

         P   =    the exercise price per share of such rights, options or
                  warrants.

         M   =    the Specified Value per share of Common Stock on the record date for any such distribution.

         The adjustment shall be made successively whenever any such rights, options or warrants are so issued. Such adjustments shall be determined as of the record date for the determination of stockholders entitled to receive the rights, options or warrants and shall become effective simultaneously with the issuance of such rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued upon exercise of those rights, options or warrants. If any such rights, options, or warrants are subsequently amended to reduce the purchase price per share of Common Stock upon exercise of

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such rights, options, or warrants, such amendment will be treated as a distribution of such rights, options, or warrants subject to this SUBSECTION
9(b).

         (c)      ADJUSTMENT FOR REDEMPTIONS

         If the Company hereafter redeems any shares of Common Stock for consideration per share more than the Specified Value per share, on the date the Company fixes the redemption price of such shares, the Warrant Number shall be adjusted in accordance with the formula:

                                                      P
                                                      -
                                   W'  =  W x     O + M
                                                 -------
                                                      A

where:

         W'   =   the adjusted Warrant Number.

         W    =   the Warrant Number immediately prior to any such issuance.

         0    =   the number of shares of Common Stock outstanding immediately after the redemption of the shares of Common Stock.

         P    =   the aggregate consideration provided for the redemption of such shares of Common Stock.

         M    =   the Specified Value per share of Common Stock on the date of the redemption.

         A    =   the number of shares of Common Stock outstanding immediately prior to the redemption of the Common Stock.

         The adjustment shall be made successively whenever any such redemption is made, and shall become effective immediately after such redemption. Such adjustments shall be determined as of the date on which the Company fixes the redemption price and shall become effective simultaneously with such redemption.

         This subsection (c) does not apply to any of the transactions described in subsection (a) of this Section 9.

         (d)      ADJUSTMENT FOR COMMON STOCK ISSUE

         If the Company hereafter issues shares of Common Stock for a consideration per share (determined in accordance with subsection 9(g)) less than the Specified Value per share, on the date the Company fixes the offering price of such additional shares, the Warrant Number shall be adjusted in accordance with the formula:

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                                  W'  =  W x       A
                                                -------
                                                 O + P
                                                     -
                                                     M

where:

         W'   =   the adjusted Warrant Number.

         W    =   the Warrant Number immediately prior to any such issuance.

         0    =   the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common
                  Stock.

         P    =   the aggregate consideration received for the issuance of
                  such additional shares of Common Stock.

         M    =   the Specified Value per share of Common Stock on the date of issuance of such additional shares.

         A    =   the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         This subsection (d) does not apply to any of the transactions described in subsection (a) of this Section 9.

         Notwithstanding anything to the contrary herein and regardless of whether the consideration per share is equal to or greater than the Specified Value on the date the Company fixed the offering price for such shares, in the event any PIK Securities are ever exercised or converted by the holder thereof, the Warrant Number on the date of such exercise or conversion shall be adjusted pursuant to this subsection 9(d) by applying the formula set forth above, except that any interest or dividends paid in kind or any consideration paid with interest or dividends paid in kind shall be excluded from the calculation of "P" and "M". The term "PIK Securities" means any Securities issued by the Company which are convertible into or exchangeable or exercisable for shares of Common Stock and which provide for payment of interest or dividends in kind or permit the payment of the exercise price of any option, warrant or other convertible security with interest or dividends paid in kind.

         (e)      ADJUSTMENT FOR CONVERTIBLE SECURITIES ISSUE

         If the Company hereafter issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsection 9(b)) for an aggregate consideration per share of Common Stock (determined in accordance with clause (3) of subsection 9(g)) initially deliverable upon

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conversion, exchange or exercise of such securities at less than the Specified
Value per share on the date of issuance of such options, warrants or other securities (without considering any effect of vesting restrictions), the Warrant Number shall be adjusted in accordance with the following formula:

                                 W'  =  W x   O + D
                                             -------
                                              O + P
                                                  -
                                                  M

where:

         W'   =   the adjusted Warrant Number.

         W    =   the Warrant Number immediately prior to any such issuance.

         0    =   the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.

         P    =   the sum of the aggregate consideration received for the
                  issuance of such securities and the aggregate minimum consideration receivable by the Company for issuance of Common
                  Stock upon conversion or in exchange for, or upon exercise of, such securities.

         M    =   the Specified Value per share of Common Stock on the date of issuance of such securities.

         D    =   the maximum number of shares of Common Stock deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If any such options, warrants, or other securities convertible into or exchangeable for Common Stock are subsequently amended to reduce the aggregate consideration per share of Common Stock upon conversion, exchange or exercise of such options, warrants, or securities, such amendment will be treated as an issuance of such rights, options, or warrants subject to this subsection 9(e).

         If all of the Common Stock deliverable upon conversion, exchange or exercise of such options, warrants or other securities has not been issued when the conversion, exchange or exercise rights of such options, warrants or other securities have expired, become permanently unexercisable or been terminated, then the adjusted Warrant Number shall promptly be readjusted to the adjusted Warrant Number which would then be in effect had the adjustment upon the issuance of such options, warrants or other securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such options, warrants or other securities. If the aggregate minimum consideration receivable by the Company

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for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such options, warrants or other securities shall be increased by virtue of provisions therein contained or upon the arrival of a specified date or the happening of a specified event, then the Warrant Number shall promptly be readjusted to the Warrant Number which would then be in effect had the adjustment upon the issuance of such options, warrants or other securities been made on the basis of such increased minimum consideration.

         This subsection (e) does not apply to any issuance of the Warrants or to any of the transactions described in subsection 9(b).

         (f)      SPECIFIED VALUE

         "SPECIFIED VALUE" per share of Common Stock or of any other security (herein collectively referred to as a "SECURITY") at any date shall be:

                  (1) if the Security is not registered under the Act, the value of the Security determined in good faith by the Board of Directors of the Company and certified in a board resolution adopted by the Board of Directors, if the recipients of a majority of such Securities are not Affiliates of the Company, otherwise the value of the Security as mutually agreed by the Company and Holders of at least a majority of the Warrants outstanding; PROVIDED, HOWEVER, that if the Company and such Holders are unable to mutually agree upon such value, the Company shall select an Independent Financial Expert who shall determine the value of such Security, or

                  (2) if the Security is registered under the Exchange Act, the average of the daily market prices (as defined below) for each Business Day during the period commencing 30 Business Days before such date and ending on the date one Business Day prior to such date or, if the Security has been registered under the Exchange Act for less than 30 consecutive Business Days before such date, then the average of the daily market prices (as hereinafter defined) for all of the Business Days before such date for which daily market prices are available. If the market price is not determinable for at least 15 Business Days in such period, the Specified Value of the Security shall be determined as if the Security was not registered under the Exchange Act.

         The "MARKET PRICE" for any Security on each Business Day means: (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company. If there are no such prices on a Business Day, then the market price shall not be determinable for such Business Day.

         In the case of Common Stock, if more than one class of Common Stock is outstanding, the "Specified Value" shall be the Specified Value per share of the class or classes of Common Stock to which compensation is apportioned.

         "INDEPENDENT FINANCIAL EXPERT" shall mean a nationally or regionally recognized valuation firm selected by the Company (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in the Company, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a director or officer of the Company, (iii) that has not been retained by the Company for any purpose, other than to perform an equity valuation, within the preceding twelve months, and (iv) that, in the reasonable judgment of the Board of Directors of the Company, is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

         (g) CONSIDERATION RECEIVED

         For purposes of any computation respecting consideration received pursuant to subsections (c), (d) and (e) of this Section 9, the following shall apply:

         (1) in the case of the issuance or redemption of shares of Common Stock for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith);

         (2) in the case of the issuance or redemption of shares of Common Stock for a consideration in whole or in part other than cash, the value of the consideration other than cash shall be determined in the same manner as Specified Value is determined in subsection 9(f); and

         (3) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such options, warrants or other securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection(g)).

         (h) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED

         No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least .10% in the Warrant Number. Any adjustment that is not so made shall be carried forward and taken into account in any subsequent adjustment; PROVIDED that no such adjustment as to a particular Warrant shall be deferred beyond the date on which that Warrant is exercised.

         All calculations under this Section 9 shall be made to the nearest 1/100th of a share.

         (i) ADJUSTMENT TO EXERCISE PRICE

         Upon each adjustment to the Warrant Number pursuant to this Section 9, the Exercise Price shall be adjusted so that it is equal to (i) the Exercise Price in effect immediately prior to such adjustment, multiplied by (ii) a quotient, the numerator of which is the Warrant Number in effect immediately prior to such adjustment, and the denominator of which is the Warrant Number in effect immediately after such adjustment.

         (j) WHEN NO ADJUSTMENT REQUIRED

         If an adjustment is made upon the establishment of a record date for a distribution subject to subsection (a) or (1)) hereof or a redemption subject to subsection (c) hereof and such distribution or redemption is subsequently cancelled, the Warrant Number and the Exercise Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution or redemption, to that which would have been in effect if such record date for such distribution or redemption had not been fixed.

         No readjustment under this Section 9 to reverse or amend an adjustment made under this Section 9 may have the effect of decreasing the Warrant Number or increasing the Exercise Price in excess of the amount of the increase in the Warrant Number or decrease in the Exercise Price effected by the adjustment being reversed or amended.

         To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

         (k) NOTICE OF ADJUSTMENT

         Whenever the Warrant Number and the Exercise Price is adjusted, the Company shall provide the notices required by Section 12 hereof.

         (l) REORGANIZATIONS

         In case of any capital reorganization, or reclassification of the Capital Stock of the Company (other than in the cases referred to in subsections 9(a), (b), (c), (d) or (e) of this Section 9 other than a change in par value without a change in the number of shares), the consolidation or merger of the Company with or into another corporation or other entity (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property of any other Person), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively, such actions being hereinafter referred to as "REORGANIZATIONS"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the kind and number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such

Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

         The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) or other entity resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment satisfactory to the Holders executed and delivered to the Holders, the obligation to deliver to each such Holder such shares of stock or other securities or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement.

         (m) FORM OF CERTIFICATES

         Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, the Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

         (n) OTHER DILUTIVE EVENTS

         In case any event shall occur as to which the provisions of this
Section 9 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Section 9, then, in each such case, the Company shall make a good faith adjustment to the Exercise Price and the Warrant Number in accordance with the intent of this Section 9 and, upon the written request of the holders of a majority of the Warrants, shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 9, necessary to preserve, without dilution, the purchase rights represented by these Warrants. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the Holder of each Warrant and shall make the adjustments described therein.

         (o) MISCELLANEOUS

         For the purpose of this Section 9, the term "SHARES OF COMMON STOCK" shall mean (i) shares of any class of stock designated as Common Stock of the Company as of the date of this Agreement, (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value and (iii) shares of Common Stock of the Company or options, warrants or rights to purchase Common Stock of the Company or securities convertible into or exchangeable for shares of Common Stock of the Company outstanding on the date hereof and shares of Common Stock of the Company issued upon exercise, conversion or exchange of such options, warrants, rights or securities. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (n) of this Section 9, inclusive, and the provisions of Sections 5, 6, 8 and 11 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

         SECTION 10. REQUIRED DISTRIBUTIONS. The Company shall not declare, make or pay any dividend or otherwise distribute to all holders of any class of its Common Stock (i) any evidences of indebtedness of the Company or any of its Subsidiaries, (ii) any assets of the Company or any of its Subsidiaries, or (iii) to the extent an adjustment to the Warrant Number is not required pursuant to the provisions of Section 9, any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company or any of its Subsidiaries, unless it concurrently makes a cash payment to the holders of the Warrants equal to (x) the amount of cash or the fair market value (as determined in good faith by the Board of Directors) of any assets or securities distributed with respect to each outstanding share of Common Stock, multiplied by (y) the number of shares of Common Stock then issuable upon exercise of the Warrants.

         SECTION 11. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company may pay (in lieu of the fractional Warrant Share) an amount in cash equal to the Specified Value of a Warrant Share (determined in accordance with subsection 9(f) hereof), multiplied by such fraction.

         SECTION 12. NOTICES TO WARRANT HOLDERS. Upon any adjustment pursuant to
Section 9 hereof, the Company shall promptly thereafter (i) cause to be prepared and maintained in the records of the Company a certificate of an officer of the Company setting forth the Warrant Number and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the Holders at its address appearing on the Warrant Register written notice of such adjustments in accordance with the provisions of Section 13 hereof. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

In addition, in case:

         (a) the Company shall authorize the issuance to all holders of shares of Common Stock, rights, options or warrants to subscribe for or purchase shares of Common Stock, any other subscription rights or warrants;

         (b) the Company shall authorize the distribution to all holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities;

         (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

         (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

         (e) the Company proposes to take any action that would require an adjustment to the Warrant Number or the Exercise Price pursuant to Section 9 hereof; or

         (f) the Company proposes to take any action which would give rise to the preemptive rights as specified in Section 14 hereof;

then the Company shall cause to be given to each of the Holders at its address appearing on the Warrant Register, at least 10 days prior to the applicable record date hereinafter specified, or to the date of the event in the case of events for which there is no record date, in accordance with the provisions of
Section 13 hereof, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 12, or any defect therein, shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders (prior to the exercise of such Warrants) the right to vote or to consent or to receive notice as shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; PROVIDED, HOWEVER, that nothing in the foregoing provision is intended to detract from any rights explicitly granted to any Holder hereunder.

         SECTION 13. ADDRESS FOR NOTICES TO THE COMPANY AND WARRANT HOLDERS. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telex, telecopier, or reputable overnight air courier promising next day delivery:

         (a) if to Purchasers, TCW/Crescent Mezzanine, L.L.C., at 200 Crescent Court, Suite 1600, Dallas, Texas 75201, Attn: Timothy P. Costello and to Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 3000, Dallas, Texas 75201, Telecopy No. (214) 999-4667, Attention: Gary B. Clark, Esq.; and

         (b) if to the Company, at Pacific Circuits, Inc., 17550 N.E. 67th Court, Redmond, Washington 98052, Telecopy No. (425)882-1269, Attention: Mr. Lindsay Burton, with a copy to Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, California 94104-1522; Telecopy No. (415)616-1199,
Attention: Christopher Dillon and to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Telecopy No. (212) 848-7179, Attention: Doug Bartner.

         (c) if to Thayer Capital Partners IV, at 1455 Pennsylvania Avenue, NW, Suite 350, Washington, D.C. 20004, Telecopy No. (202)371-0391, Attention:
Jeffrey W. Goettman; and

         (d) if to Brockway Moran & Partners, Inc., 225 NE Mizner Blvd., Seventh Floor, Boca Raton, Florida 33432, Telecopy No. (561)750-2001, Attention:
Michael E. Moran.

         All such notices and communications shall be deemed to have been duly given:

at the time delivered by hand or by local courier, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. A Person may change the addresses to which notices are to be given by giving five days' prior written notice of such change in accordance with this Section 13.

         SECTION 14. PREEMPTIVE RIGHT.

         (a) The Company shall give each Holder written notice of the Company's intention to issue, sell or distribute Additional Securities (as defined in Section 14(f) below) (the "ISSUANCE NOTICE"), describing the type of Additional Securities, the price at which the Additional Securities will be issued or sold and the general terms upon which the Company proposes to issue, sell or distribute the Additional Securities, including the anticipated date of such issuance, sale or distribution and the general use of proceeds thereof.

         (b) Each Holder shall have 15 Business Days from the date it receives the Issuance Notice to agree to purchase all or any portion of its Pro Rata Portion (as defined in Section 14(e) below) of such Additional Securities by giving written notice to the Company of its desire to purchase Additional Securities (the "RESPONSE NOTICE") and stating therein the quantity of Additional Securities to be purchased. Subject to the last sentence of this subdivision, such Response Notice shall constitute the irrevocable agreement of such Holder to purchase the quantity of Additional Securities indicated in the Response Notice at the price and upon the terms stated in the Issuance Notice; PROVIDED, HOWEVER, that if the Company is proposing to issue, sell or distribute Additional Securities for consideration other than all cash, and subject to the limitations on the rights set forth in Section 14(h), the Company shall accept from such Holder either non-cash consideration which is reasonably comparable to the non-cash consideration proposed by the Company or the cash value of such non-cash consideration. Any purchase by a Holder of Additional Securities shall be consummated on or prior to the later of the date on which all other Additional Securities described in the applicable Issuance Notice are issued, sold or distributed or the tenth Business Day following delivery of the Response Notice by such Holder. In the event that less than 80% of all Additional Securities proposed to be sold by the Company, as set forth in the Issuance Notice, are subscribed for in the aggregate by the Holders (or by third parties pursuant to Section 14(d) below within 180 days of the date of the Issuance Notice), the irrevocable agreement of Holders to purchase the Additional Securities subscribed for shall become fully revocable.

         (c) Each Holder shall have the further right to subscribe for such portion of the Additional Securities to which it may become entitled to purchase under this Section 14(c). The Response Notice may set forth a number of Additional Securities ("REALLOTMENT SECURITIES") that such Holder elects to purchase in the event that there is any undersubscription for the entire amount of all Holders' Pro Rata Portions of the Additional Securities. In the event there is an undersubscription by the Holders for any portion of the aggregate Additional Securities offered, the Company shall apportion the unsubscribed for Additional Securities to those Holders whose Response Notices specified an amount of Reallotment Securities, which apportionment shall be on a pro rata basis among such Holders in accordance with the number of Reallotment Securities specified by all such Holders in their Response Notices.

         (d) The Company shall have 180 days from the date of the Issuance Notice to consummate the proposed issuance, sale or distribution of the Additional Securities which the Holders have not elected to purchase pursuant to Sections 14(b) or (c). Notwithstanding the foregoing, the Company may sell the Additional Securities which the Holders have not elected to purchase pursuant to a Response Notice at a price and upon terms that are less favorable to the Company than those specified in the Issuance Notice; PROVIDED that any purchase of Additional Securities by the Holders consummated at the time of such sale, pursuant to the penultimate sentence of Section 14(b), shall be upon the same less favorable terms; PROVIDED FURTHER that if a Holder did not elect to purchase any or all of its Pro Rata Portion of Additional Securities based upon the terms specified in the relevant Issuance Notice, the Company shall provide such Holder with a revised Issuance Notice reflecting such less favorable terms, and each such Holder shall have 15 Business Days from the date such Holder receives such revised Issuance Notice to agree to purchase all or any portion of its Pro Rata Portion of such Additional Securities to be issued upon the less favorable terms set forth in the revised Issuance Notice by giving written notice to the Company of its desire to purchase such Additional Securities and stating therein the quantity of Additional Securities to be purchased. In the event the Company proposes to issue, sell or distribute Additional Securities after such 180-day period or Additional Securities in addition to those specified in the Issuance Notice, it must again comply with the procedures set forth in this Section 14.

         (e) For purposes of this Section 14, "PRO RATA PORTION" means, with respect to each Holder, a number equal to the product of (i) the total number of Additional Securities specified in the Issuance Notice and (ii) a fraction, the numerator of which shall be the number of shares of Common Stock to which such Holder would be entitled upon exercise of his/its Warrants and the denominator of which shall be the total number of Fully Diluted Shares (as defined in Section 14(g) below) outstanding as of the date of the Issuance Notice.

         (f) As used herein, "ADDITIONAL SECURITIES" means all Capital Stock, rights, options or warrants to purchase Capital Stock and securities of any type whatsoever convertible into or exchangeable for Capital Stock (collectively, the "SECURITIES") which are issued by the Company after the date hereof other than (i) any Securities issued or issuable to all of the holders of the Common Stock then outstanding on a proportionate basis (based on such holders' respective ownership of the Common Stock), (ii) any Securities issued or issuable to any employees, directors and consultants of the Company and the Subsidiaries of the Company (collectively, "EMPLOYEES") pursuant to any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option plan or other stock arrangement with respect to any Employees ("EMPLOYEE PLAN") approved by the Board of Directors; PROVIDED, HOWEVER, that such exclusion shall only apply with respect to the issuance of Securities that do not exceed, on an aggregate basis, 10% of the then total outstanding Common Stock, assuming full exercise of all Securities granted to Employees, (iii) Securities which are reissued by the Company to Employees following the repurchase, redemption or other acquisition of such Securities by the Company from any Employees or any shareholder, (iv) any Securities issued to any source of, and in connection with, financing for the Company or any Subsidiary including Securities issuable upon exercise of the Warrants and (v) any Securities issued pursuant to an IPO.

         (g)      As used herein, "FULLY DILUTED SHARES" means the aggregate of
(i) the number of shares of Common Stock issued and outstanding (other than shares of Common Stock held in the treasury of the Company or held by any Subsidiary) and (ii) the number of shares of Common Stock issuable upon (x) the exercise of any then exercisable outstanding options, warrants or similar instruments (other than such instruments held by the Company or any Subsidiary) and (y) the exercise of any then exercisable conversion or exchange rights, with respect to any outstanding securities or instruments (other than such securities or instruments held by the Company or any Subsidiary).

         (h) In the event the Company grants to any Person rights to participate in any issuances, sales or distributions of Securities which are more favorable than the rights granted to the Holders in this Section 14, the rights granted to the Holders shall be expanded to the extent necessary to make such rights no less favorable than the rights granted to such other Person; PROVIDED, HOWEVER, that the foregoing provisions shall not apply to the rights granted by the Company to any underwriter to acquire Securities to be issued and sold by the Company in an IPO.

         (i) Notwithstanding the foregoing provisions of this Section 14, the Holders shall not have the right to participate in the issuances of any Securities made as part of any merger, consolidation, combination, acquisition of securities of another corporation or purchase of any business or assets for such securities by or with the Company or any of its Subsidiaries; PROVIDED that the Board of Directors shall have determined, in its sole discretion, that the consideration to be received by the Company or such Subsidiary in such issuance is not less than the Specified Value of the Securities to be issued in such transaction.

         SECTION 15. TAG-ALONG RIGHTS; TAKE-ALONG RIGHTS

         (a) TAG-ALONG RIGHTS. So long as Parent and its Affiliates shall own, in the aggregate, Common Stock representing at least 20% of the then outstanding Fully Diluted Shares, if at any time Parent shall determine to sell, transfer or otherwise dispose of any of the Common Stock then held by Parent, to any other Person or Persons (collectively, if more than one, a "PROSPECTIVE PURCHASER"), Parent shall cause the Prospective Purchaser to first give written notice (the "OFFER NOTICE") to all of the Holders, not later than 21 days prior to the consummation of the sale, transfer or other disposition contemplated by the Prospective Purchaser, specifying the name and address of the Prospective Purchaser and the number of shares, if any, of Common Stock proposed to be sold, transferred or otherwise disposed of and setting forth in reasonable detail the price, structure and other terms and conditions of the proposed transaction. The Offer Notice shall constitute the offer (the "OFFER") from the Prospective Purchaser to each Holder to purchase from such Holder, as a condition to the consummation of the proposed transaction described in the Offer Notice, at least such Holder's Pro Rata Portion (as defined below in this Section 15(a)) of the Warrants on the same terms and conditions (including price and form of consideration) as are being offered by the Prospective Purchaser to Parent in the proposed transaction (with each Warrant being treated as a share of Common Stock). Each Holder shall have 14 days from the date of receipt of the Offer Notice (as extended until any non-cash consideration is valued) to give written notice of its intention to accept or reject the Offer. Failure to respond within such period shall be deemed notice of rejection. In the event that any Holder gives written notice to the Prospective Purchaser of its intention to accept the Offer, then such written notice (a "NOTICE OF INTEREST") taken in conjunction with the Offer Notice, shall constitute a valid and legally binding agreement, and each of the Holders so giving such written notice shall be entitled to sell to the Prospective Purchaser, contemporaneously with the consummation of the proposed transaction, on the same terms and conditions as are being offered by the Prospective Purchaser to Parent in such transaction (it being understood and agreed that such terms and conditions do not include the making of any representations and warranties, indemnities or other similar agreement other than the representations, warranties and indemnities as to such Holders' ownership of such

Warrants free and clear of all liens, claims and encumbrances and such Holders' due authority and power to sell such Warrants).

         In addition to delivery of Notice of Interest to the Prospective Purchaser, such Holder shall deliver to Parent (A) the certificate or certificates evidencing the Warrants to be sold or otherwise disposed of pursuant to such proposed transaction duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to Parent executed by such Holder, (B) an instrument of assignment reasonably satisfactory to Parent assigning, as of the consummation of the sale or other disposition to the Prospective Purchaser, all such Holder's rights under this Agreement with respect to the Warrants to be sold or otherwise disposed of and (C) a special irrevocable power-of-attorney authorizing Parent, on behalf of such Holder, to sell or otherwise dispose of such Warrants pursuant to the terms of the Offer Notice and to take all such actions as shall be necessary or appropriate in order to consummate such sale or other disposition. Delivery of such certificate or certificates evidencing the Warrants to be sold, the instrument of assignment and the special irrevocable power-of-attorney authorizing Parent, on behalf of such Holder, to sell or otherwise dispose of such Warrants shall constitute an irrevocable election by such Holder to authorize and permit Parent to sell such Warrants, on behalf of such Holder, pursuant to the Offer Notice.

         Promptly after the consummation of the sale or other disposition of the Warrants of the Holders to the Prospective Purchaser pursuant to the Offer Notice, Parent shall remit to each of the Holders the total sales price of the Warrants of such Holders sold or otherwise disposed of pursuant thereto.

         If, at the end of the 180-day period following the giving of the Offer Notice, Parent has not completed the sale of all the Warrants with respect to which Holders shall have given Notices of Interest pursuant to this Section 15(a), Parent shall return to such Holders all certificates evidencing the unsold Warrants that such Holders delivered for sale or other disposition pursuant to this Section 15(a) and such Holders' related instruments of assignment and powers-of-attorney. If such a sale is not completed in such 180-day period, Parent shall again be subject to the terms of this Section 15(a) with respect to any subsequent transaction.

         In the event that a Holder exercises its co-sale rights pursuant to this Section 15(a) and the Prospective Purchaser is not willing to purchase at least such Holder's Pro Rata Portion of the Warrants on the same terms and conditions as specified in the Offer Notice, then Parent shall not be permitted to transfer or otherwise dispose of any of its Common Stock to the Prospective Purchaser in such transaction (it being understood and agreed that such terms and conditions do not include the making of any representations and warranties, indemnities or other similar agreement other than the representations, warranties and indemnities as to such Holders' ownership of such Warrants free and clear of all liens, claims and encumbrances and such Holders' due authority and power to sell such Warrants).

         For purposes of this Section 15(a), "PRO RATA PORTION" means, with respect to each Holder, a number equal to the product of (i) the total number of Warrants then owned by such Holder and (ii) a fraction, the numerator of which shall be the total number of shares of Common

Stock proposed to be sold by Parent, and the denominator of which shall be the total number of shares of Common Stock then owned by Parent.

         Except as expressly provided in this Section 15(a), Parent shall not have any obligation to any Holder with respect to the sale or other disposition of any Warrants owned by such Holder in connection with this Section 15(a). Anything herein to the contrary notwithstanding and irrespective of whether any Notice of Interest shall have been given, Parent shall not have any obligation to any Holder to sell or otherwise dispose of any of its Common Stock pursuant to this Section 15(a) as a result of any decision by Parent not to accept or consummate any offer or sale or other disposition with respect to Common Stock (it being understood that any and all such decisions shall be made by Parent in its sole discretion).

         (b) TAKE-ALONG RIGHTS.

         So long as Parent and its Affiliates shall own, in the aggregate, Common Stock representing at least 20% of the then outstanding Fully Diluted Shares, if Parent shall, in any transaction or series of related transactions, directly or indirectly, propose to sell all shares of Common Stock held by it (for purposes of this Section 15(b), the "CONTROLLING SHARES") to a Prospective Purchaser other than an Affiliate of Parent (for purposes of this Section 15(b), an "OFFER") and as a result of such sale such Prospective Purchaser and its Affiliates would own a majority of the then outstanding Fully Diluted Shares, Parent may, at its option, require each Holder to sell all Warrants owned or held by such Holder to the Prospective Purchaser for the same consideration per share of Common Stock and otherwise on the same terms and conditions upon which Parent sells its shares of Common Stock (with each Warrant being treated as a share of Common Stock).

         Parent shall provide a written notice (for purposes of this Section 15(b), the "OFFER NOTICE") of such Offer to each Holder not later than the tenth Business Day prior to the consummation of the sale contemplated by the Offer. The Offer Notice shall contain written notice of the exercise of Parent' rights pursuant to Section 15(b), setting forth the consideration per share of Common Stock to be paid by the Prospective Purchaser and the other material terms and conditions of the Offer. Within 10 Business Days following the date the Offer Notice is given, each Holder shall deliver to Parent (A) the certificate or certificates evidencing all the Warrants owned or held by such Holder duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to Parent executed by such Holder, and (B) a special irrevocable power-of-attorney authorizing Parent, on behalf of such Holder, to sell or otherwise dispose of such Warrants pursuant to the terms of the Offer and to take all such actions as shall be necessary or appropriate in order to consummate such sale or disposition.

         Promptly after the consummation of the sale of Warrants of the Holders to the Prospective Purchaser pursuant to the Offer, Parent shall remit to each Holder the total sales price of the Warrants of such Holder sold pursuant thereto less a pro rata portion of the reasonable fees and expenses (including, without limitation, legal expenses) incurred by Parent in connection with such sale, PROVIDED, THAT, fees payable by the Holder in connection with such sale shall not include the Holder's pro rata share of any fees payable to the Sponsors, in connection with such sale, to the extent the aggregate fees paid to the Sponsors in connection with such sale exceed one percent (1%) of the aggregate proceeds of such sale and provided no other investment banking fees are being paid to any third party.

         If, at the end of the 180-day period following the giving of the Offer Notice, Parent shall not have completed the sale of all the Controlling Shares and the Warrants delivered to Parent pursuant to this Section 15(b), Parent shall return to each of the Holders all certificates evidencing unsold Warrants that such Holder delivered for sale pursuant to this Section 15(b) and such Holders' related powers-of-attorney and the provisions of this Section 15(b) shall no longer apply to the sale in the Offer Notice.

         Except as expressly provided in this Section 15(b), Parent shall have no obligation to any Holder with respect to the sale or other disposition of any Warrants owned by such Holder in connection with this Section 15(b). Anything herein to the contrary notwithstanding, Parent shall have no obligation to any Holder to sell or otherwise dispose of any Controlling Shares pursuant to this
Section 15(b) as a result of any decision by Parent not to accept or consummate any Offer or sale with respect to the Controlling Shares (it being understood that any and all such decisions shall be made by Parent in its sole discretion). Nothing in this Section 15(b) shall affect any of the obligations of any Holder under any other provision of this Agreement.

         Anything in this Section 15(b) to the contrary notwithstanding, the provisions of this Section 15(b) shall not be applicable to any sale of Warrants pursuant to a public offering.

         Anything in this Section 15(b) to the contrary notwithstanding, no Holder shall be required to make any representations and warranties to any Person in connection with the sale made pursuant to the Offer except as to (i) good title and absence of liens with respect to such Holder's Warrants and (ii) the validity and binding effect of any agreements entered into by such Holder in connection with such sale. No Holder shall be required to provide any indemnities in connection with such sale except for a breach of the representations and warranties described in the immediately foregoing clauses
(i) and (ii).

         (c) RIGHT OF FIRST REFUSAL.

         If at any time any Holder (a "SELLING HOLDER") shall determine to sell, transfer or otherwise dispose of any Warrants to any other Person or Persons, the Selling Holder shall first give written notice (the "RIGHT OF FIRST REFUSAL NOTICE") to the Company specifying the number and type of Warrants proposed to be sold, transferred or otherwise disposed, and the name of the prospective purchaser and setting forth in reasonable detail, the price and other terms and conditions upon which the Selling Holder proposes to sell such Warrants. The Right of First Refusal Notice shall offer to sell all such Warrants to the Company on the same terms and conditions (including price) as are being offered to the prospective purchaser. In the event that all or any portion of the consideration shall consist of anything other than cash, the price shall be the fair market value of such consideration as determined by the Selling Holder in its reasonable discretion. The Company shall have 30 days from the date of receipt of the Right of First Refusal Notice to give written notice of its intention to accept or reject such offer. Failure to respond within such 30-day period shall be deemed notice of rejection. In the event that the Company notifies the Selling Holder of its intention to accept such offer, such acceptance notice, taken in conjunction with the Right of First Refusal Notice shall constitute a valid and legally binding purchase and sale agreement, and payment in cash shall be made within 30 days following the receipt by the Selling Holder of such acceptance notice. In the event that the Company rejects or is deemed to have rejected the offer, the Selling Holder shall be free to proceed to sell, transfer or otherwise dispose of such Warrants to the prospective purchaser on the terms and conditions set forth in the Right of First Refusal Notice. In the event the Selling Holder fails to complete the proposed sale, transfer or other disposition within 180 days after the Company has rejected or is deemed to have rejected the offer, such Warrants shall again be subject to the provisions of this and Section 15(c). Notwithstanding anything to the contrary set forth in this Section 15(c), the provisions of this Section 15(c) shall not apply to any sale, transfer or other disposition by any Holder
(i) to any Affiliate of such Holder, any other Holder, or the Company, (ii) in connection with the registration of securities of the Company to which Article II of the Registration Rights Agreement applies, (iii) pursuant to the provisions of Section 15(b) of this Agreement, or (iv) in connection or together with the sale, transfer or other disposition of all or any portion of the Notes held by such Holder, or (v) any pledge or grant of a security interest by any Holder of its Warrants to a trustee for the benefit of secured noteholders pursuant to documents relating to the financing of such Holder; provided, however, that any foreclosure on such Warrants shall be subject to the restrictions contained in this Section 15(c).

         The Company shall be entitled to assign its rights and delegate its obligations under and in connection with the foregoing right of first refusal to Parent, and Parent shall thereupon have the right to exercise all of the rights of the Company with respect to the purchase of Warrants as to which such rights are assigned.

         As a condition to the transfer of Warrants by any Holder, the transferee shall be required to become a party to this Agreement and shall thereupon be deemed a "Holder" for purposes of this Section 15(c).

         (d) TERMINATION OF RIGHTS UPON SALE TO THE PUBLIC. Notwithstanding anything to the contrary set forth herein, (i) all rights of the Company and Parent under Sections 15(b) and 15(c) hereof shall terminate upon the completion of an IPO and (ii) all rights of the Holders under Section 15(a) hereof shall terminate upon the completion of an IPO and the registration of the Warrants or the Warrant Shares pursuant to an effective registration statement under the Securities Act of 1933.

         SECTION 16. CERTAIN SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable; PROVIDED that any such supplement or amendment shall not in any way adversely affect the interests of the Holders.

         SECTION 17. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its successors and permitted assigns hereunder.

         SECTION 18. TERMINATION. Except as provided in the following sentence, this Agreement shall terminate upon the exercise of all Warrants pursuant to this Agreement. The provisions in Section 15 shall terminate in accordance with the provisions of such Section.

         SECTION 19. GOVERNING LAW; SUBMISSION TO JURISDICTION. The corporation laws of the State of Washington shall govern all issues concerning the relative rights of the Company and the Holders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the jurisdiction of any New York State Court or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement and the Warrants (and, to the extent of Sections 14 and 15, the Warrant Shares) and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Nothing herein shall affect the right of any Holder or holder of Warrant Shares to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

         SECTION 20. BENEFITS OF THIS AGREEMENT. Except as set forth in Section 15 hereof, (i) nothing in this Agreement shall be construed to give to any Person other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement, and (ii) this Agreement shall be for the sole and exclusive benefit of the Company and the Holders (including holders of Warrant Shares).

         SECTION 21. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 22. AMENDMENTS AND WAIVERS. Subject to Section 16, no provision of this Agreement may be amended or waived except by an instrument in writing signed by the party sought to be bound; PROVIDED that any amendment or waiver sought from the Holders of any provision of this Agreement which affects Holders or holders of Warrant Shares generally shall be given by Holders of at least a majority of the Warrants outstanding, with each Warrant representing the right to one vote and any amendment or waiver so given shall be binding on all Holders. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

         SECTION 23. FAIR MARKET VALUE OF NOTES AND WARRANTS. The Company and the Purchasers hereby agree that for purposes of IRC Treasury Regulations
Section 1.1273-2(h), (a) the "issue price" of the investment unit consisting of the Notes and Warrants is $12,500,000, (b) the fair market value of the Notes is $11,600,000.00 and (c) the fair market value of Warrants is $900,000.00. The Company and the Purchasers agree to use the foregoing issue price and fair market value for U.S. federal tax purposes with respect to the transactions contemplated by this Agreement (unless otherwise required by a final determination of the Internal Revenue Service or a court of competent jurisdiction).

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.


PACIFIC CIRCUITS, INC.


By: /s/ Jeffrey W. Goettman
   ------------------------------------
Name:  Jeffrey W. Goettman
Title: Vice President

The undersigned executed this Agreement for the purpose of being bound by the terms of Section 15 hereof:


CIRCUIT HOLDINGS, LLC


By: /s/ Jeffrey W. Goettman
   ------------------------------------
Name:  Jeffrey W. Goettman
Title: President

PURCHASERS:

TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
TCW/CRESCENT MEZZANINE TRUST II

By:      TCW/Crescent Mezzanine II, L.P.,
         as general partner or managing owner

By:      TCW/Crescent Mezzanine, L.L.C.,
         its general partner


         By: /s/ Jean-Marc Chapus
            ---------------------------
         Name:   Jean-Marc Chapus
         Title:  President

ADDRESS FOR NOTICES:

c/o TCW/Crescent Mezzanine, L.L.C.
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention:     Timothy P. Costello
Phone:         214/740-7348
Fax:           214/740-7382

TCW LEVERAGED INCOME TRUST, L.P.

By:      TCW Advisors (Bermuda), Limited,
         as general partner


         By: /s/ Jean-Marc Chapus
            ---------------------------
         Name:   Jean-Marc Chapus
         Title:  Managing Director


By:      TCW Investment Management Company,
         as Investment Advisor


         By: /s/ Timothy P. Costello
            ---------------------------
         Name:   Timothy P. Costello
         Title:  Managing Director

ADDRESS FOR NOTICES:

c/o TCW/Crescent Mezzanine, L.L.C.
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention:     Timothy P. Costello
Phone:         214/740-7348
Fax:           214/740-7382

TCW LEVERAGED INCOME TRUST II, L.P.

By:      TCW (LINC II), L.P.,
         as general partner

By:      TCW Advisors (Bermuda), Ltd.,
         as general partner


         By: /s/ Jean-Marc Chapus
            ---------------------------
         Name:   Jean-Marc Chapus
         Title:  Managing Director


By:      TCW Investment Management Company,
         as Investment Advisor


         By: /s/ Timothy P. Costello
            ---------------------------
         Name:   Timothy P. Costello
         Title:  Managing Director

ADDRESS FOR NOTICES:

c/o TCW/Crescent Mezzanine, L.L.C.
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention:     Timothy P. Costello
Phone:         214/740-7348
Fax:           214/740-7382

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JULY [_], 1999, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A WARRANT AGREEMENT AND A SECURITIES PURCHASE AGREEMENT, EACH DATED AS OF JULY [_], 1999, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY"), THE PURCHASERS REFERRED TO THEREIN AND THE OTHER PARTIES THERETO. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN SUCH AGREEMENTS AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS CERTIFICATE UNLESS SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

THE SHARES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES OF CAPITAL STOCK OF THE COMPANY SET FORTH IN THE COMPANY'S ARTICLES OF INCORPORATION. THE COMPANY WILL FURNISH A COPY OF SUCH ARTICLES OF INCORPORATION TO THE HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST.

 No:                                                                   Warrants
    -------                                                     ------

                               Warrant Certificate

                             PACIFIC CIRCUITS, INC.

This Warrant Certificate certifies that ________________ or registered assigns, is the registered holder (the "HOLDER") of the number of Warrants (the "WARRANTS") set forth above to purchase common stock, no par value per share (the "COMMON STOCK"), of Pacific Circuits, Inc., a Washington corporation (the "Company"). Each Warrant entitles Holder to receive from the Company one fully paid and nonassessable share of Common Stock (a "WARRANT SHARE"), at the initial exercise price (the "EXERCISE PRICE") of $ 0.01, payable in lawful money of the United States of America, upon exercise by surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to hereinafter. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Warrant Agreement dated as of July [_], 1999 (the "WARRANT AGREEMENT"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

         The Holder may exercise the Warrants evidenced by this Warrant Certificate under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon (and by this reference made a part hereof) properly completed and executed, together with payment of the Exercise Price in cash or by certified or bank check at the office of the Company designated for such purpose. In the alternative, the Holder may exercise through an Offset Exercise (as defined in the Warrant Agreement) or Net Exercise (as defined in the Warrant Agreement) in accordance with the terms of Section 5 of the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the Holder or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

         The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of a Warrant and the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted.

         The Holder will have certain registration rights and other rights and obligations with respect to the Warrant Shares as provided in the Registration Rights Agreement dated as of July [_], 1999 by and among the Company and the other persons party thereto (the "REGISTRATION RIGHTS AGREEMENT"). Copies of the Registration Rights Agreement may be obtained by the Holder, without charge, upon written request to the Company.

         This Warrant Certificate, when surrendered at the office of the Company by the Holder in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Subject to the terms and conditions of the Warrant Agreement, upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge (except for any tax or other governmental charge imposed in connection therewith as described in the Warrant Agreement).

         The Company may deem and treat the Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the Holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles the Holder to any rights of a stockholder of the Company evidenced hereby before exercise of one or more of the Warrants evidenced hereby.

         The Holder, by the acceptance hereof, represents that he, she or it is acquiring this warrant for his, her or its own account for investment and not with a view to, or sale in connection with, any distribution in violation of the Securities Act or of any of the shares of Common Stock or other securities issuable upon the exercise thereof, nor with any present intention of distributing any of the same in violation of the Securities Act.

         IN WITNESS WHEREOF, Pacific Circuits, Inc. has caused this Warrant Certificate to be signed by its Chairman of the Board, Chief Executive Officer, President or Vice President.

Dated: July [__], 1999

PACIFIC CIRCUITS, INC.

By: _____________________________
Name: ___________________________
Title: __________________________

                          FORM OF ELECTION TO PURCHASE

                   (To Be Executed Upon Exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ________ shares of Common Stock and [HEREWITH TENDERS PAYMENT FOR SUCH SHARES TO THE ORDER OF [COMPANY] IN THE AMOUNT OF $_______ IN ACCORDANCE WITH THE TERMS HEREOF.] [ELECTS TO MAKE AN OFFSET EXERCISE] [ELECTS TO MAKE A NET EXERCISE]

         The undersigned requests that a certificate for such shares be registered in the name of ______________ whose address is ______________ and that such name of shares be delivered to ____________________ whose address is ________________.

         If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _________________, whose address is _______________ and that such Warrant Certificate be delivered to _____________ whose address is
_______________ .

                   Signature(s): ______________________________________________

                   NOTE: The above signature(s) must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If this Warrant is held of record by two or more joint owners, all such owners must sign.


Date: ___________________________________

Signature Guaranteed[*]

*NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee program:

                 (1)  The Securities Transfer Agent Medallion Program
                      (STAMP);

                 (2)  The New York Stock Exchange Medallion Program (MSP);

                 (3)  The Stock Exchange Medallion Program (SEMP).

                               FORM OF ASSIGNMENT

           (To be signed only upon assignment of Warrant Certificate)

         FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto _______________ whose address is _________________________ and whose social security number or other identifying number is ________________, the within Warrant Certificate, together with all right, title and interest therein and to the Warrants represented thereby, and does hereby irrevocably constitute and appoint ____________________ , attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

                   Signature(s): ______________________________________________

                   NOTE: The above signature(s) must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If this Warrant is held of record by two or more joint owners, all such owners must sign.


Date: ___________________________

Signature Guaranteed

*NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee program:

                 (1)  The Securities Transfer Agent Medallion Program
                      (STAMP);

                 (2)  The New York Stock Exchange Medallion Program (MSP)

                 (3)  The Stock Exchange Medallion Program (SEMP).